                                  AMENDMENT
                                    to the
                  Amended and Restated DECLARATION OF TRUST
                                      of
                      OPPENHEIMER LARGE CAP GROWTH FUND

      This  Amendment  Number 1 is made March 15,  2001,  to the  Amended  and
Restated  Declaration  of Trust of  Oppenheimer  Large  Cap  Growth  Fund (the
"Trust"),  dated as of April 27, 1998, by and among the individuals  executing this Amendment below as the Trustees of the Trust.

      WHEREAS, the Trustees  established  Oppenheimer Large Cap Growth Fund as a trust  fund under the laws of the  Commonwealth  of  Massachusetts,  for the investment and reinvestment of funds contributed thereto,  under a Declaration of Trust  dated  January 14,  1998,  subsequently  amended and  restated as of
April 27, 1998;

      WHEREAS,  the  Trustees  of the Trust,  acting  pursuant to section 2 of
Article FOURTH of the Trust's Amended and Restated  Declaration of Trust dated
April 27, 1998,  desire to authorize the  establishment  and  designation of a fifth  class of shares  of the  Trust,  and  designate  such  class as Class N shares;

      NOW, THEREFORE, the Trust's Declaration of Trust is amended as follows:

      Article FOURTH,  Section 3 of the Trust's Declaration of Trust is hereby amended by deleting the first paragraph  immediately  preceding  sub-paragraph
(a) of said Section 3 and replacing it with the following paragraph:

      "3.  Without  limiting the authority of the Trustees set forth in part 1 of this Article  FOURTH to establish  and designate  any further  Series,  the
Trustees  hereby  divide the single  Series of Shares of the Trust  having the same name as the Trust,  and said Shares shall be divided  into five  Classes, which  shall be  designated  Class A,  Class B,  Class C, Class N and Class Y.
The  Shares of that  Series and any  Shares of any  further  Series or Classes that may from  time to time be  established  and  designated  by the  Trustees shall (unless the Trustees  otherwise  determine  with respect to some further
Series or Classes at the time of  establishing  and designating the same) have the following relative rights and preferences:"

N1a\775\OrgDocs\775_DOT(0301-Amd_N).doc

IN WITNESS  WHEREOF,  the undersigned have executed this instrument as of this
15th day of March, 2001

/a/ Robert G. Galli                        /s/ Edward V. Regan
----------------------------------         ----------------------------------
Robert G. Galli                            Edward V. Regan
19750 Beach Road                           40 Park Avenue
Jupiter Island, FL 33469                   New York, NY 10016

/s/ Leon Levy                              /s/ Russell S. Reynolds, Jr.
----------------------------------         ----------------------------------
Leon Levy                                  Russell S. Reynolds, Jr.
One Sutton Place South                     98 Field Point Circle
New York, NY 10022                         Greenwich, CT 06830

/s/ Benjamin Lipstein                      /s/ Donald W. Spiro
----------------------------------         ----------------------------------
Benjamin Lipstein                          Donald W. Spiro
591 Breezy Hill Road                       399 Ski Trail
Hillsdale, NY 12529                        Kinnelon, NJ 07405

/s/ Elizabeth B. Moynihan                  /s/ Dr. Phillip Griffiths
----------------------------------         ----------------------------------
Elizabeth B. Moynihan                      Dr. Phillip Griffiths
801 Pennsylvania Avenue                    97 Olden Lane
Washington, D.C. 20004                     Princeton, NJ 08540

/s/ Kenneth A. Randall
----------------------------------
Kenneth A. Randall
6 Whittaker's Mill
Williamsburg, VA 23185